Owens & Minor Reports Second Quarter 2022 Financial Results
•Continued strength in Patient Direct with strong organic growth and acquisition synergies on track
•Delivered Q2 adjusted EBITDA of $156 million
•Weaker economic conditions and hospital volumes lead to new FY22 Adj. EPS outlook of $2.85-$3.15

RICHMOND, VA – August 3, 2022 – Owens & Minor, Inc. (NYSE-OMI) today reported financial results for the second quarter ended June 30, 2022, as summarized in the table below.

"I am very pleased with our performance in the second quarter, where the strength of our business model and the O&M business system helped us in the face of external conditions that continued to deteriorate over the quarter,” said Edward A. Pesicka, President and Chief Executive Officer.

"Our Patient Direct segment again executed very well and continues to grow as a percentage of total company profitability, and quarterly results were driven by the consistent strength in our Byram business that once again saw growth outpace the market. Apria also delivered a strong quarter and integration synergies are on track. We are strategically positioned very well to continue capitalizing on shifting preferences toward the home. In the Products & Healthcare Services segment, our differentiated, vertically integrated business model has enabled us to provide industry leading customer service levels as we continue to achieve high quality wins," Pesicka added.

"Looking to the balance of the year, we have considered the accelerating macroeconomic headwinds, as well as the unique labor and product availability challenges within acute care resulting in lower overall hospital volume. In recognition of these factors, we have revised our full year 2022 outlook. However, in our view, the economic landscape and industry-specific challenges will eventually improve, returning hospital procedure volumes to normalized levels. Because we have the right strategy and operating model, as well as a proven business system, I am confident in our ability to successfully manage through these challenges over time," Pesicka concluded.

Financial Summary (1)
($ in millions, except per share data)	2Q22	2Q21	YTD 2022	YTD 2021

Revenue	$2,500	$2,489	$4,907	$4,816

Operating income, GAAP	$75.1	$96.9	$136.1	$243.6
Adj. Operating Income, Non-GAAP	$113.6	$115.5	$218.5	$278.2

Net income, GAAP	$28.6	$65.9	$67.9	$135.5
Adj. Net Income, Non-GAAP	$58.3	$80.1	$131.0	$191.5

Adj. EBITDA, Non-GAAP	$155.6	$127.7	$274.1	$303.2

Net income per common share, GAAP	$0.37	$0.87	$0.89	$1.80
Adj. Net Income per share, Non-GAAP(2)	$0.76	$1.06	$1.72	$2.54
(1) Reconciliations of the differences between the non-GAAP financial measures presented in this release and their most directly comparable GAAP financial measures are included in the tables below.
(2) Adjusted Net Income per share, Non-GAAP for Q2 2022 was unfavorably impacted as compared to prior year by foreign currency translation in the amount of $0.05 and $0.08 for the 2022 year-to-date period.

Q2 Results & Highlights

•Consolidated revenue of $2.5 billion
o    Patient Direct revenue of $573 million, up 145%, with Byram revenue growth of 17% and Apria pro forma up 4.4%
o    Products & Healthcare Services revenue of $1.9 billion, impacted by lower hospital procedure volume and the reduction of glove cost pass-through as expected

•Adjusted EBITDA of $156 million, up $28 million, with margin expansion of 110 basis to 6.2%
o    Strong first full quarter contribution from Apria
o    Productivity gains derived from the Owens & Minor business system
o    Partially offset by headwinds created by macroeconomic and industry-specific conditions, and
o    Unfavorable FX of $5 million

•Balance Sheet and Cash Flow
o    Generated $90 million of cash from operations in the quarter and $170 million year-to-date
o    Free cash flow (adjusted EBITDA less capital expenditures, net) of $107 million and $214 million year-to-date
o    Reduced total debt by $67 million

•Business Highlights
o    Received Premier Inc.’s 2022 Supplier Legacy Award in recognition of the value O&M provides to its members
o    Broke ground on West Virginia center of excellence for medical supply logistics
o    Hired Tammy Gomez as Executive Vice President and Chief Human Resources Officer
o    Elected Rita Johnson-Mills, Terri Kline and Carissa Rollins to our Board of Directors

Financial Outlook

The Company’s outlook for 2022 is subject to the key assumptions below:

•Revenue for 2022 to be in a range of $9.8 billion to $10.1 billion, reflecting:
o    Contribution in excess of $0.9 billion from Apria
o    Now expect elective procedures for the full year to be below pre-pandemic levels due to the slow start experienced in the first half of 2022
o    Continued expectation that PPE volumes will ease throughout the year

•Adjusted EBITDA for 2022 to be in a range of $570 million to $610 million, reflecting an increase related to Apria of approximately $180 million

•Adjusted EPS for 2022 to be in a range of $2.85 to $3.15, reflecting:
o    Higher inflation and interest rates
o    FX impact of $0.10, rates as of June 30, 2022

Investor Conference Call for Second Quarter 2022 Financial Results
Owens & Minor executives will host a conference call at 8:00 am. ET today, August 3, 2022, to discuss the results. The live webcast will be available on Owens & Minor’s Investor Relations website in the Events & Presentations section. Conference call participants are required to register in advance to obtain call-in information prior to the start of the call.

Safe Harbor

This release is intended to be disclosure through methods reasonably designed to provide broad, non-exclusionary distribution to the public in compliance with the SEC's Fair Disclosure Regulation. This release contains certain ''forward-looking'' statements made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995.

These statements include, but are not limited to, the statements in this release regarding our expectations with respect to our 2022 financial performance, the Apria transaction, including related synergies and the expected performance of the Apria business, as well as statements related to the impact of COVID-19 on the Company’s results and operations and the Company’s expectations regarding the performance of its business including its ability to address macro and market conditions. Forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements. Investors should refer to Owens & Minor’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC including the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with or furnished to the SEC, for a discussion of certain known risk factors that could cause the Company’s actual results to differ materially from its current estimates. These filings are available at www.owens-minor.com. Given these risks and uncertainties, Owens & Minor can give no assurance that any forward-looking statements will, in fact, transpire and, therefore, cautions investors not to place undue reliance on them. Owens & Minor specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

About Owens & Minor

Owens & Minor, Inc. (NYSE: OMI) is a Fortune 500 global healthcare solutions company integrating product manufacturing and delivery, home health supply, and perioperative services to support care through the hospital and into the home. Owens & Minor drives visibility, control and efficiency for patients, providers and healthcare professionals across the supply chain with proprietary technology and solutions, an extensive product portfolio and an Americas-based manufacturing footprint for personal protective equipment (PPE) and surgical products, as well as a robust portfolio of products and services for patients managing chronic and acute conditions in the home setting. Operating continuously since 1882 from its headquarters in Richmond, Va., Owens & Minor is a 140-year-old company powered by more than 20,000 global teammates. Learn more at https://www.owens-minor.com, follow @Owens_Minor on Twitter and connect on LinkedIn at www.linkedin.com/company/owens-&-minor.

CONTACT:

Alex Jost, CPA
Director, Investor Relations
Investor.Relations@owens-minor.com

SOURCE: Owens & Minor, Inc.

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,
	2022	2021
Net revenue	$2,500,015	$2,489,460
Cost of goods sold	1,967,510	2,089,392
Gross margin	532,505	400,068
Distribution, selling and administrative expenses	452,813	294,096
Acquisition-related and exit and realignment charges	7,602	8,624
Other operating (income) expense, net	(2,995)	464
Operating income	75,085	96,884
Interest expense, net	35,839	11,540
Other expense, net	783	1,028
Income before income taxes	38,463	84,316
Income tax provision	9,859	18,420
Net income	$28,604	$65,896

Net income per common share:
Basic	$0.38	$0.90
Diluted	$0.37	$0.87

Owens & Minor, Inc.
Consolidated Statements of Operations (unaudited)
(dollars in thousands, except per share data)

	Six Months Ended June 30,
	2022	2021
Net revenue	$4,906,967	$4,815,994
Cost of goods sold	4,001,014	3,973,175
Gross margin	905,953	842,819
Distribution, selling and administrative expenses	732,553	586,796
Acquisition-related and exit and realignment charges	41,150	14,587
Other operating income, net	(3,894)	(2,141)
Operating income	136,144	243,577
Interest expense, net	47,858	25,212
Loss on extinguishment of debt	—	40,433
Other expense, net	1,565	1,598
Income before income taxes	86,721	176,334
Income tax provision	18,837	40,848
Net income	$67,884	$135,486

Net income per common share:
Basic	$0.92	$1.87
Diluted	$0.89	$1.80

Owens & Minor, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(dollars in thousands)

	June 30,	December 31,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$56,406	$55,712
Accounts receivable, net of allowances of $14,922 and $18,003	743,853	681,564
Merchandise inventories	1,525,331	1,495,972
Other current assets	108,612	88,564
Total current assets	2,434,202	2,321,812
Property and equipment, net of accumulated depreciation of $373,954 and $334,500	595,888	317,235
Operating lease assets	278,291	194,006
Goodwill	1,656,308	390,185
Intangible assets, net	462,444	209,745
Other assets, net	128,145	103,568
Total assets	$5,555,278	$3,536,551
Liabilities and equity
Current liabilities
Accounts payable	$1,137,337	$1,001,959
Accrued payroll and related liabilities	97,829	115,858
Other current liabilities	334,198	226,204
Total current liabilities	1,569,364	1,344,021
Long-term debt, excluding current portion	2,565,613	947,540
Operating lease liabilities, excluding current portion	220,504	162,241
Deferred income taxes	107,181	35,310
Other liabilities	133,957	108,938
Total liabilities	4,596,619	2,598,050
Total equity	958,659	938,501
Total liabilities and equity	$5,555,278	$3,536,551

Owens & Minor, Inc.
Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Six Months Ended June 30,
(in thousands)	2022	2021
Operating activities:
Net income	$67,884	$135,486
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	97,286	45,501
Share-based compensation expense	11,210	13,040
Loss on extinguishment of debt	—	40,433
Provision for losses on accounts receivable	4,512	15,777
Deferred income tax expense (benefit)	1,601	(11,293)
Changes in operating lease right-of-use assets and lease liabilities	606	826
Loss on sale and dispositions of property and equipment	226	—
Changes in operating assets and liabilities:
Accounts receivable	16,275	(57,256)
Merchandise inventories	(24,438)	(298,294)
Accounts payable	12,349	127,473
Net change in other assets and liabilities	(23,945)	(3,363)
Other, net	5,958	4,076
Cash provided by operating activities	169,524	12,406
Investing activities:
Acquisition, net of cash acquired	(1,684,607)	—
Additions to property and equipment	(62,236)	(14,630)
Additions to computer software	(3,463)	(4,051)
Proceeds from sale of property and equipment	5,846	22
Other, net	(839)	—
Cash used for investing activities	(1,745,299)	(18,659)
Financing activities:
Proceeds from issuance of debt	1,691,000	500,000
Borrowings under revolving credit facility, net and accounts receivable securitization program	30,000	5,000
Repayments of debt	(1,500)	(523,140)
Borrowings under amended accounts receivable securitization program	347,800	—
Repayments under amended accounts receivable securitization program	(402,800)	—
Financing costs paid	(41,479)	(12,868)
Cash dividends paid	—	(364)
Payment for termination of interest rate swaps	—	(15,434)
Other, net	(42,388)	(17,982)
Cash provided by (used for) financing activities	1,580,633	(64,788)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(3,864)	(1,718)
Net increase (decrease) in cash, cash equivalents and restricted cash	994	(72,759)
Cash, cash equivalents and restricted cash at beginning of period	72,035	134,506
Cash, cash equivalents and restricted cash at end of period (1)	$73,029	$61,747
Supplemental disclosure of cash flow information:
Income taxes paid, net of refunds	$25,782	$68,030
Interest paid	$32,417	$17,768
Noncash investing activity:
Unpaid purchases of property and equipment at end of period	$56,429	$—
(1) Restricted cash included in Other assets, net as of June 30, 2022 and December 31, 2021 primarily represents cash held in an escrow account as required by the Centers for Medicare & Medicaid Services (CMS) in conjunction with the Bundled Payments for Care Improvement (BPCI) initiatives related to wind-down costs of Fusion5.

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Three Months Ended June 30,
	2022		2021
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Products & Healthcare Services	$1,927,388	77.10%	$2,255,820	90.61%
Patient Direct	572,627	22.90%	233,640	9.39%
Consolidated net revenue	$2,500,015	100.00%	$2,489,460	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Products & Healthcare Services	$61,243	3.18%	$101,229	4.49%
Patient Direct	52,332	9.14%	14,305	6.12%
Intangible amortization	(30,888)		(10,026)
Acquisition-related and exit and realignment charges	(7,602)		(8,624)
Consolidated operating income	$75,085	3.00%	$96,884	3.89%

Depreciation and amortization:
Products & Healthcare Services	$19,209		$18,847
Patient Direct	53,952		3,753
Consolidated depreciation and amortization	$73,161		$22,600

Capital expenditures:
Products & Healthcare Services	$18,418		$11,806
Patient Direct	36,320		252
Consolidated capital expenditures	$54,738		$12,058

Owens & Minor, Inc.
Summary Segment Information (unaudited)
(dollars in thousands)

	Six Months Ended June 30,
	2022		2021
		% of		% of
		consolidated		consolidated
	Amount	net revenue	Amount	net revenue
Net revenue:
Products & Healthcare Services	$4,061,429	82.77%	$4,365,265	90.64%
Patient Direct	845,538	17.23%	450,729	9.36%
Consolidated net revenue	$4,906,967	100.00%	$4,815,994	100.00%

		% of segment		% of segment
Operating income:		net revenue		net revenue
Products & Healthcare Services	$150,325	3.70%	$251,647	5.76%
Patient Direct	68,125	8.06%	26,569	5.89%
Intangible amortization	(41,156)		(20,052)
Acquisition-related and exit and realignment charges	(41,150)		(14,587)
Consolidated operating income	$136,144	2.77%	$243,577	5.06%

Depreciation and amortization:
Products & Healthcare Services	$38,203		$38,007
Patient Direct	59,083		7,494
Consolidated depreciation and amortization	$97,286		$45,501

Capital expenditures:
Products & Healthcare Services	$29,061		$18,270
Patient Direct	36,638		411
Consolidated capital expenditures	$65,699		$18,681

Owens & Minor, Inc.
Net Income per Common Share (unaudited)
(dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net income	$28,604	$65,896	$67,884	$135,486

Weighted average shares outstanding - basic	74,710	72,818	74,158	72,474
Dilutive shares	1,587	2,987	2,011	2,791
Weighted average shares outstanding - diluted	76,297	75,805	76,169	75,265

Net income per common share:
Basic	$0.38	$0.90	$0.92	$1.87
Diluted	$0.37	$0.87	$0.89	$1.80

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited)
(dollars in thousands, except per share data)

The following table provides a reconciliation of reported operating income, net income and net income per share to non-GAAP measures used by management.

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating income, as reported (GAAP)	$75,085	$96,884	$136,144	$243,577
Intangible amortization (1)	30,888	10,026	41,156	20,052
Acquisition-related and exit and realignment charges(2)	7,602	8,624	41,150	14,587
Operating income, adjusted (non-GAAP) (Adjusted Operating Income)	$113,575	$115,534	$218,450	$278,216
Operating income as a percent of net revenue (GAAP)	3.00%	3.89%	2.77%	5.06%
Adjusted operating income as a percent of net revenue (non-GAAP)	4.54%	4.64%	4.45%	5.78%

Net income, as reported (GAAP)	$28,604	$65,896	$67,884	$135,486
Intangible amortization (1)	30,888	10,026	41,156	20,052
Income tax benefit (5)	(7,408)	(2,411)	(9,986)	(5,197)
Acquisition-related and exit and realignment charges(2)	7,602	8,624	41,150	14,587
Income tax benefit (5)	(1,823)	(2,073)	(9,985)	(3,780)
Loss on extinguishment of debt (3)	—	—	—	40,433
Income tax benefit (5)	—	—	—	(10,477)
Other (4)	525	570	1,049	1,140
Income tax benefit (5)	(127)	(137)	(254)	(295)
Tax adjustment (7)	—	(402)	—	(402)
Net income, adjusted (non-GAAP) (Adjusted Net Income)	$58,261	$80,093	$131,014	$191,547

Net income per diluted common share, as reported (GAAP)	$0.37	$0.87	$0.89	$1.80
Intangible amortization (1)	0.30	0.10	0.41	0.20
Acquisition-related and exit and realignment charges(2)	0.08	0.09	0.41	0.14
Loss on extinguishment of debt (3)	—	—	—	0.40
Other (4)	0.01	0.01	0.01	0.01
Tax adjustment (7)	—	(0.01)	—	(0.01)
Net income per diluted common share, adjusted (non-GAAP) (Adjusted EPS)	$0.76	$1.06	$1.72	$2.54

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued
(dollars in thousands)

The following tables provide reconciliations of net income and total debt to non-GAAP measures used by management.

	Three Months Ended June 30,		Six Months Ended June 30,		Trailing Twelve Months Ended June 30, 2022
	2022	2021	2022	2021
Net income, as reported (GAAP)	$28,604	$65,896	$67,884	$135,486	$153,988
Income tax provision	9,859	18,420	18,837	40,848	33,154
Interest expense, net	35,839	11,540	47,858	25,212	70,736
Intangible amortization (1)	30,888	10,026	41,156	20,052	60,912
Other depreciation and amortization (6)	42,273	12,575	56,131	25,448	81,494
EBITDA (non-GAAP)	$147,463	$118,457	$231,866	$247,046	$400,284
Acquisition-related and exit and realignment charges (2)	7,602	8,624	41,150	14,587	60,639
Loss on extinguishment of debt (3)	—	—	—	40,433	—
Other (4)	525	570	1,049	1,140	2,188
EBITDA, adjusted (non-GAAP) (Adjusted EBITDA)	$155,590	$127,651	$274,065	$303,206	$463,111

	Three Months Ended June 30, 2022	Six Months Ended June 30, 2022
EBITDA, adjusted (non-GAAP) (Adjusted EBITDA)	$155,590	$274,065
Capital expenditures, net (8)	(48,666)	(59,627)
Free Cash Flow (non-GAAP)	$106,924	$214,438

June 30,
2022
Total debt, as reported (GAAP)	$2,576,428
Cash and cash equivalents	56,406
Net debt (non-GAAP)	$2,520,022

Owens & Minor, Inc.
GAAP/Non-GAAP Reconciliations (unaudited), continued

The following items have been excluded in our non-GAAP financial measures:

(1) Intangible amortization includes amortization of intangible assets established during purchase accounting for business combinations. These amounts are highly dependent on the size and frequency of acquisitions and are being excluded to allow for a more consistent comparison with forecasted, current and historical results and the results of our peers.
(2) Acquisition-related charges were $6.4 million and $38.3 million for the three and six months ended June 30, 2022 as compared to no acquisition-related charges for the three and six months ended June 30, 2021. Acquisition-related costs in 2022 consisted primarily of costs related to the Apria acquisition. Acquisition-related charges for the twelve months ended June 30, 2022 were $41.4 million and consisted primarily of costs related to the Apria acquisition. Exit and realignment charges were $1.2 million and $2.9 million for the three and six months ended June 30, 2022 and consisted primarily of severance and other charges associated with the reorganization of our segments. Exit and realignment charges were $8.6 million and $14.6 million for the three and six months ended June 30, 2021 and consisted primarily of an increase in reserves associated with certain retained assets of Fusion5, IT restructuring charges and other costs related to the reorganization of our U.S. operations. Exit and realignment charges for the twelve months ended June 30, 2022 were $19.2 million and consisted of costs associated with our strategic organizational realignment, wind-down costs related to Fusion5, IT restructuring charges and other items.
(3) Loss on extinguishment of debt for the six months ended June 30, 2021 includes the write-off of deferred financing costs and third party fees associated with the debt financing in March 2021 of $15.3 million and amounts reclassified from accumulated other comprehensive loss as a result of the termination of our interest rate swaps of $25.1 million.
(4) Other includes interest costs and net actuarial losses related to our retirement plans for the three and six months ended June 30, 2022 and 2021, as well as the twelve months ended June 30, 2022.
(5) These charges have been tax effected in the preceding table by determining the income tax rate depending on the amount of charges incurred in different tax jurisdictions and the deductibility of those charges for income tax purposes.
(6) Other depreciation and amortization includes depreciation expense for property and equipment and amortization for capitalized computer software.
(7) Includes tax adjustments associated with the estimated benefits under the Tax Cuts and Jobs Act and the Coronavirus Aid, Relief, and Economic Security (CARES) Act.
(8) Capital expenditures, net is defined as capital expenditures less the net book value of dispositions of property and equipment during the accounting period.

Use of Non-GAAP Measures

This earnings release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP").  In general, the measures exclude items and charges that (i) management does not believe reflect Owens & Minor, Inc.'s (the "Company") core business and relate more to strategic, multi-year corporate activities; or (ii) relate to activities or actions that may have occurred over multiple or in prior periods without predictable trends.  Management uses these non-GAAP financial measures internally to evaluate the Company's performance, evaluate the balance sheet, engage in financial and operational planning and determine incentive compensation.

Management provides these non-GAAP financial measures to investors as supplemental metrics to assist readers in assessing the effects of items and events on its financial and operating results and in comparing the Company's performance to that of its competitors.  However, the non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The non-GAAP financial measures disclosed by the Company should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements set forth above should be carefully evaluated.